UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2020

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 7, 2020, Repligen Corporation (the “Company”) and U.S. REIF 111 Locke Drive Massachusetts, LLC (the “Landlord”) entered into a First Amendment (the “Amendment”) to the lease agreement dated February 6, 2018 for the leased premises located at 111 Locke Drive, Marlborough, Massachusetts (the “Lease”).

Under the terms of the Amendment, the Company and Landlord have mutually agreed to expand the leased premises within this facility to add an additional 66,939 square feet of space (the “Expansion Premises”) to the existing premises of 63,761 square feet of space. The term of the lease for the Expansion Premises is expected to commence April 1, 2021. The term of the Expansion Premises shall be coterminous with the Lease and is expected to expire November 30, 2028.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

10.1	First Amendment to Lease, dated as of July 7, 2020, between Repligen Corporation as Tenant and U.S. Reif 111 Locke Drive Massachusetts, LLC, as Landlord.

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: July 10, 2020	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer